As filed with the Securities and Exchange Commission on July 14, 2011

Registration No. 333-70707

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NATIONWIDE HEALTH PROPERTIES, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3997619 (I.R.S. Employer Identification Number)

10350 Ormsby Park Place, Suite 300
Louisville, Kentucky 40223
(502) 357-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

T. Richard Riney
Executive Vice President and Associate Secretary
Nationwide Health Properties, LLC
10350 Ormsby Park Place, Suite 300
Louisville, Kentucky 40223
(502) 357-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robin Panovka, Esq.
Trevor S. Norwitz, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

                If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Deregistration of Securities

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-70707) (the “Registration Statement”), originally filed on January 15, 1999 by Nationwide Health Properties, LLC (as successor to Nationwide Health Properties, Inc.) (“NHP”), is being filed to remove from registration any and all NHP Medium-Term Notes, Series D, that were registered under the Registration Statement and have not been, and will not be, issued or sold pursuant to the Registration Statement.

This Post-Effective Amendment No. 1 is being filed in accordance with NHP’s undertaking set forth in Part II, Item 17 of the Registration Statement.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 14, 2011.

NATIONWIDE HEALTH PROPERTIES, LLC

By:	/s/ Kristen M. Benson
Kristen M. Benson
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 14, 2011.

Signature	Title

/s/ Richard A. Schweinhart	President and Chief Financial Officer and Manager
Richard A. Schweinhart	(Principal Executive Officer and Principal Financial Officer)

/s/ Robert J. Brehl	Vice President and Chief Accounting Officer
Robert J. Brehl	(Principal Accounting Officer)

/s/ T. Richard Riney	Manager
T. Richard Riney

/s/ Brian K. Wood	Manager
Brian K. Wood

3